Exhibit 10.34
SUBSCRIPTION AGREEMENT
The undersigned, James Bole (the “Investor”), hereby agrees with DPAC Technologies Corp., a California corporation (the “Company”), as follows:
1.	Investor hereby purchases five hundred (500) shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), without par value (the “Preferred Stock”) of the Company at a price per share of $100.00, and agrees to pay to the Company on the date hereof a total purchase price of $50,000 (the “Purchase Price”), by wire transfer.

2.	Investor acknowledges, represents and warrants to the Company as follows:
(a) Investor understands that neither the Preferred Stock nor the common stock, without par value (the “Common Stock”) of the Company into which the Series A Preferred Stock may convert into has been registered under the Securities Act of 1933, as amended (the “Federal Act”) or any state’s securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the representations made by Investor in this Agreement. Investor understands that the Company is relying upon Investor’s representations and agreements contained in this Agreement (and any supplemental information furnished by Investor, if any) for the purpose of determining whether this transaction meets the requirements for such exemptions.
(b) Investor has such knowledge, skill and experience in business, financial and investment matters so that Investor is capable of evaluating the merits and risks of an investment in the Preferred Stock.
(c) Investor has made such independent investigation of the Company, its management, and related matters as the Investor deems to be necessary or advisable in connection with an investment in the Preferred Stock; and Investor has received all information and data which the Investor believes to be necessary in order to reach an informed decision as to the advisability of an investment in the Preferred Stock.
(d) Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Federal Act.
(e) Investor understands that the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock are “restricted securities” under applicable Federal securities laws and that the Federal Act and the rules of the Securities and Exchange Commission provide in substance that Investor may dispose of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock only pursuant to an effective registration statement under the Federal Act or an exemption from such registration, if available.

(f) Investor hereby confirms that Investor is acquiring the Preferred Stock for investment only and not with a view to or in connection with any resale or distribution of the Preferred Stock.
(g) Investor hereby confirms that its residence or principal place of business is within the State of California.
3.	The Company acknowledges, represents and warrants to the Investor as follows:
(a) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company other than the securities laws. The Preferred Stock has been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and none of such securities are or were at the time of issuance of any preemptive rights. The Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, will be, duly and validly issued, fully paid and nonassessable and free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company. The aggregate authorized capital stock of the Company immediately prior to the issuance of the Preferred Stock consists of one hundred twenty million (120,000,000) shares of Common Stock, of which, as of February 20, 2008, 92,890,834 are currently issued and outstanding, and eight million (8,000,000) shares of preferred stock, of which 20,000 are issued and outstanding. The Certificate of Incorporation of the Company (including the rights, preferences and other terms of the Preferred Stock) and Bylaws of the Company are as set forth as Exhibits A and B hereto. There are no outstanding options or warrants to purchase any capital stock or any other security convertible into equity securities of the Company, except for the following:
(i) Under the 1996 Stock Option Plan, as amended (the “Plan”), fifteen million (15,000,000) shares of Common Stock are available to be purchased. As of January 29, 2008, the total number of options outstanding was 11,922,000.
(ii) There are currently outstanding warrants to purchase six million nine hundred twenty-three thousand seven hundred forty-nine (6,923,749) shares of Common Stock. Additionally, the Company has issued a common stock purchase warrant to Canal Mezzanine Partners, L.P. exercisable from time to time with respect to three percent (3%) of the issued and outstanding capital stock of the Company, calculated on a fully diluted basis.

(b) The Company is not an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(c) The Company is not a “dealer” as defined in the Securities Act nor a broker-dealer (or broker, dealer) as defined under any applicable state securities laws.
(d) The Company shall use the proceeds related to the sale of the Preferred Stock to Investor to retire certain debt obligations of the Company and for general corporate purposes.
4.	Limitation on Representations and Warranties. The representations and warranties made pursuant to Section 3 hereof are the sole representations and warranties of the Company.
5.	Survival of Representations and Warranties. The representations and warranties of the Company made pursuant to Section 3 hereof shall survive for a period of twenty-four (24) months from the date hereof when they shall terminate, unless notice in writing of breach thereof was given prior to termination, except that the representations and warranties in Sections 3(a) hereof shall survive indefinitely.
6.	Indemnification by Company. The Company agrees to indemnify, defend and hold the Investor harmless from and against any and all claims, demands, losses, expenses, costs, obligations, damages, liabilities and expense (including all costs, interest, penalties and reasonable attorneys fees) (collectively, “Losses”) which Investor may incur, suffer or sustain, which arise, result from or relate to any breach of or failure by Sellers to perform any of their representations, warranties, covenants or agreements under this Agreement (including such representations and warranties incorporated herein) or in any exhibit to this Agreement, as if any and all materiality and knowledge qualification provisions were not contained therein.
7.	Legend. Investor acknowledges and agrees that the certificate(s) evidencing the Preferred Stock will bear the a legend substantially similar to the following, until otherwise registered for re-sale:
THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS (THE “ACTS”) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE TRANSFER OF THESE SHARES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACTS.

8.	Amendment Investor and the Company acknowledge that the Company currently may not have sufficient shares of authorized Common Stock if the Preferred Stock were to be immediately converted. The Company covenants to take all reasonable efforts to amend its articles of incorporation to provide for adequate shares of Common Stock issuable upon conversion of the Preferred Stock. Investor agreed to vote for or consent to such amendment with respect to all shares of Common Stock and Preferred Stock owned by it.
9.	Registration Rights Investor is as of the date hereof entering into an amendment and joinder to that certain Shareholder and Registration Rights Agreement dated as of May 11, 2005.
10.	Investor acknowledges that neither the Company nor any person acting on its behalf has offered or sold the Preferred Stock to Investor by any form of general solicitation, general or public media advertising or mass mailing.
11.	This Subscription Agreement shall be deemed to be a contract under the Laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio.
12.	Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

13.	This Subscription Agreement is not transferable or assignable by Investor or the Company.
14.	This Subscription Agreement, and the Preferred Stock constitute the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.
15.	This Subscription Agreement and the Preferred Stock shall only be binding upon a party (that is a signatory thereto) when executed by the parties thereto.
16.	This Subscription Agreement may be executed in counterparts, all of which shall constitute the same instrument.
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, do hereby execute this Subscription Agreement as of this 22nd day of February 2008.

DPAC Technologies Corp.

By:	/s/ Steven Runkel

Name:	Steven Runkel

Title:	CEO

INVESTOR

Signature:	/s/ James Bole

Name:	James Bole

Exhibit A
Certificate of Incorporation

Exhibit B
Bylaws